EXHIBIT 99.7

FOR IMMEDIATE RELEASE

December 24, 2008

Amiworld Announces Appointment of New Independent Auditor

NEW YORK – December 24, 2008 – Amiworld, Inc. (OTCBB: AMWO), an international energy company engaged in the production and distribution of diversified fuel products and services with a focus on emerging global economies, today announced that it has engaged Stark Winter Schenkein & Co., LLP, a Denver-based firm as its new independent registered public accounting firm to perform Amiworld’s annual financial statement audit, as well as quarterly reviews of the Company’s financial statements that will be filed during the fiscal year. Stark Winter Schenkein is a member of B K R International, a global association of 135 independent accounting firms in 70 countries. Amiworld had previously engaged Ronald R. Chadwick, P.C., which audited the company’s financial statements for 2002 through 2007, and performed quarterly reviews through September 30, 2008. The appointment of Stark Winter Schenkein is effective immediately.

There were no disagreements with Ronald R. Chadwick for the year ended December 31, 2007 and for the first three quarters of 2008 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ronald R. Chadwick, would have caused them to make reference thereto in their reports on the financial statements for such periods.

“Amiworld has engaged Ronald R. Chadwick for many years, and we have great respect for the company and its professionals,” said David Garin, Amiworld’s Vice President of Finance. “We believe that Stark Winter Schenkein will provide us with audit services of the highest quality, in a manner that is more efficient and suitable for a rapidly growing company like ours.” Stark Winter Schenkein is a nationally known and well-respected accounting firm with extensive experience providing accounting services for energy companies.

“We are excited about the opportunity to build a relationship with a new audit firm, and we are looking forward to working with the Stark Winter Schenkein team as outside auditor and trusted business advisor,” added Mr. Garin.

About Amiworld, Inc.

Amiworld, Inc. (www.amiworld.com) is a high growth New York-based international energy company engaged in the production and distribution of alternative and traditional energy products and services. With state-of-the-art refining and distribution facilities in Colombia, South America, the Company is capitalizing on the worldwide energy demand with diversified products and services including biodiesel, petroleum diesel, international oil trading and the shipping of oil and fuel products with a principal focus on economies in South America and Asia. With an overriding commitment of building shareholder value, Amiworld continuously evaluates opportunities to drive revenues and earnings growth organically and through strategic acquisitions.

Amiworld is the owner and operator of the only government certified biodiesel plant in Colombia. The Company believes it is well positioned to capitalize on its unique government status as a result of the Colombian government’s aggressive biofuels initiatives mandating a 5% biodiesel mix by 2008 and 10% by 2009. With global biofuels demand projected to grow 20% annually to 92 million tons by 2011, Amiworld intends to significantly increase its market penetration in South America, Asia and the US.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of AMWO could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company’s operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

Contact:

Daniela Viola

Makovsky + Company

(212) 508-9676

dviola@makovsky.com